UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2013

CIL&D, LLC

(Exact name of registrant as specified in its charter)

Delaware	000-33433	33-0972983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

337 North Vineyard Ave., 4th Floor

Ontario, California 91764

(Address of principal executive offices, including zip code)

(909) 483-8500

(Registrant’s telephone number, including area code)

KAISER VENTURES LLC

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

CIL&D, LLC, formerly known as Kaiser Ventures LLC (the “Company”), entered into that certain Termination Agreement, Joint Escrow Instructions and Mutual Release among Los Angeles County Sanitation District No. 2 (the “District”), Mine Reclamation, LLC (“Mine Reclamation”), and Kaiser Eagle Mountain, LLC (“KEM”) with an effective date of August 14, 2013 (the “Termination Agreement”). Pursuant to the terms of the Termination Agreement, that certain Agreement for Purchase and Sale of Real Property and Related Personal Property in Regard to The Eagle Mountain Landfill Project and Joint Escrow Instructions (the “Purchase and Sale Agreement”) dated August 9, 2000, between Mine Reclamation and the District was terminated. Additionally, there was a mutual release of all possible claims among all the parties to the Termination Agreement and the initial deposit of $50,000 made by the District at the time of entering into the Purchase and Sale Agreement that is held in escrow is being returned to the District. The Company owns approximately 84.247% of Mine Reclamation.

ITEM 1.03         BANKRUPTCY OR RECEIVERSHIP

In October 2011 Mine Reclamation filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for Central District of California, Riverside Division, bankruptcy case number 6:11-bk-43596 (the “Bankruptcy Court”). As a result of entering into the Termination Agreement, upon the request of Mine Reclamation the Bankruptcy Court entered an order on August 16, 2013, approving the Termination Agreement. In addition, on August 9, 2013, the Bankruptcy Court entered an order dismissing the Mine Reclamation bankruptcy case. These decisions by the Bankruptcy Court are subject to appeal in accordance with applicable law. The Termination Agreement is discussed in more detail under Item 1.01 above.

ITEM 8.01         OTHER EVENTS

On August 12, 2013, the Company was granted relief by the Staff of the Securities and Exchange Commission from any further reporting obligations under Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), commencing with relief from having to file its Quarterly Report on Form 10-Q for the quarter ending June 30, 2013. As a condition of such relief, the Company has undertaken to disclose any material developments relating to the dissolution, winding up, and liquidation of the Company, including any further liquidating distributions and other material payments and expenses related to the dissolution, winding up and liquidation process, and the final dissolution and liquidation of the Company, on Current Reports on Form 8-K, for so long as the Company continues to have reporting obligations under the Exchange Act. The Company further has undertaken to file a Form 15 to terminate the registration of the Class A common membership units under Section 12(g) of the Exchange Act and to suspend its reporting obligations under Section 15(d) of the Exchange Act upon the Company’s filing of a Certificate of Cancellation under the Delaware Limited Liability Company Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIL&D, LLC
(REGISTRANT)

Date: August 19, 2013	/s/ Richard E. Stoddard
Richard E. Stoddard
Liquidation Manager